SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 27, 2003

EXACT SCIENCES CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-32179	02-0478229
(Commission File Number)	(IRS Employer Identification No.)

100 Campus Drive, Marlborough, Massachusetts	01752
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (508) 683-1200

ITEM 12.               RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On October 27, 2003, EXACT Sciences Corporation announced its financial results for the three months ended September 30, 2003.  A copy of the press release is attached hereto as Exhibit 99.1.  The information in this Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Use of Non-GAAP Financial Information

To supplement our consolidated financial statements presented in accordance with GAAP, Exact Sciences Corporation uses non-GAAP measures of net income (loss), which are adjusted from results based on GAAP to exclude certain non-cash stock-based compensation charges. These non-GAAP adjustments are provided to enhance the users’ overall understanding of our current financial performance and our prospects for the future. Specifically, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXACT Sciences Corporation

October 27, 2003	By:	/s/ John A. McCarthy, Jr.
John A. McCarthy, Jr.
Executive Vice President, Chief Financial
Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated October 27, 2003